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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): December 13, 2000


                             ICHOR CORPORATION
           (Exact name of Registrant as specified in its charter)


                                 Delaware
                         (State of Incorporation)


              000-25132                             25-1741849
       (Commission File Number)       (I.R.S. Employer Identification No.)


                     17 Dame Street, Dublin 2, Ireland
      (Address of principal executive offices, including postal code)


                              (3531) 679 1688
           (Registrant's telephone number, including area code)



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ITEM 5.    OTHER EVENTS.

Effective December 13, 2000, ICHOR Corporation ("ICHOR") entered into two share exchange agreements to, directly and indirectly, acquire approximately 99.9% of the outstanding shares of Hippocampe S.A.
("Hippocampe") of Lyon, France in consideration of an aggregate of approximately 33,311,398 shares of common stock and securities convertible into shares of common stock of ICHOR (the "Transaction"). ICHOR currently has issued 4,918,770 shares of common stock.

The Transaction was announced by a press release dated December 14, 2000 issued by ICHOR.

Description of the Transaction
------------------------------

ICHOR has entered into a share exchange agreement ("Agreement A") with shareholders owning approximately 50.7% of the issued and outstanding shares of Hippocampe. Pursuant to Agreement A, such Hippocampe shareholders will, on the closing (the "Closing") of the Transaction, transfer their Hippocampe shares to ICHOR in consideration of ICHOR issuing to them shares of common stock of ICHOR.

ICHOR has also entered into a separate share exchange agreement ("Agreement B") with shareholders owning approximately 49.2% of the issued and outstanding shares of Hippocampe. Pursuant to Agreement B, such Hippocampe shareholders will, on Closing, transfer their shares of Hippocampe to a new wholly-owned subsidiary to be established by ICHOR under the laws of Luxembourg ("LuxCo"). In exchange for their Hippocampe shares, such Hippocampe shareholders will be issued preferred shares of LuxCo (the "LuxCo Preferred Shares") which are convertible into shares of common stock of ICHOR at the option of the holder. In all material respects, the LuxCo Preferred Shares will have similar rights and restrictions as shares of common stock of ICHOR, including the right to receive dividends and the right to vote at shareholder meetings of ICHOR. The rights and restrictions attaching to the LuxCo Preferred Shares will be given effect, in part, by certain agreements to be entered at Closing including: (i) a support agreement between ICHOR and LuxCo providing for the support by ICHOR of the rights attaching to the LuxCo Preferred Shares; (ii) a voting and exchange trust agreement among ICHOR, LuxCo and a trustee providing for the voting rights of the LuxCo Preferred Shares in ICHOR; and (iii) a shareholder agreement between ICHOR and the holders of the LuxCo Preferred Shares providing for the support by ICHOR of the rights attaching to the LuxCo Preferred Shares. Upon Closing, ICHOR will contribute and transfer to LuxCo the Hippocampe shares that ICHOR receives from Hippocampe shareholders under Agreement A in consideration for the issuance to ICHOR by LuxCo of additional common shares of LuxCo.

The aggregate number of shares of common stock of ICHOR issuable upon Closing and assuming the full conversion of LuxCo Preferred Shares is approximately 33,311,398 shares.


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Prior to Closing, all of the currently outstanding shares of preferred stock of ICHOR will be redeemed for cash and/or converted into shares of common stock of ICHOR (the "Preferred Stock Reorganization"). ICHOR expects that approximately 3,247,060 shares of common stock of ICHOR will be issued pursuant to the Preferred Stock Reorganization.

The Transaction is subject to certain conditions customary for transactions of this nature including, among other things, that: (i) ICHOR receives shareholder approval to increase its authorized share capital to a level necessary to complete the Transaction; and (ii) certain agreements (the "Bank Agreements") made between Hippocampe and MFC Merchant Bank S.A. ("MFC Bank"), a licensed Swiss bank of Geneva, Switzerland, including an underwriting agreement relating to MFC Bank's services as an advisor in the Transaction and to raise capital for Hippocampe and a loan agreement relating to a credit facility provided by MFC Bank to Hippocampe being duly and validly assigned and transferred to ICHOR.

After giving effect to the Transaction and the Preferred Stock Reorganization but prior to giving effect to any shares of common stock or securities convertible into shares of common stock of ICHOR to be issued pursuant to the Bank Agreements to MFC Bank, Hippocampe shareholders will own approximately 80% of the issued and outstanding shares of common stock of ICHOR.

Pursuant to the Bank Agreements, MFC Bank acted as an advisor in the Transaction and will receive certain compensation in respect thereof, including 2,017,854 shares of common stock of ICHOR to be issued upon the Closing. In addition, MFC Bank provided a credit facility to Hippocampe in connection with which MFC Bank has received certain fees as well as share purchase warrants which, upon the Closing, will entitle MFC Bank to purchase up to approximately 6,730,598 shares of common stock of ICHOR, subject to final adjustment, for a period expiring on July 31, 2003.

MFC Bank is a wholly-owned subsidiary of MFC Bancorp Ltd., which currently, directly and indirectly, owns approximately 43.7% of the currently outstanding shares of common stock of ICHOR.

All of the shares of common stock and securities convertible into shares of common stock of ICHOR acquired by the shareholders of Hippocampe pursuant to the Transaction will be subject to resale restrictions in accordance with United States federal and state securities laws.

Description of Hippocampe S.A.
------------------------------

Hippocampe is a research and development company founded in 1990 under the laws of France. The key principal of Hippocampe is Dr. Pierre-Francois Serres, who holds several degrees in biology and human biology and one in management. Dr. Serres began his career as a professor at the medical faculty of the University of Lyon in France. From 1975 and prior to starting Hippocampe, he held various teaching and research positions at French medical universities and biomedical institutes, among them the Institut Pasteur in Lyon, France.


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Hippocampe is devoted to fundamental and applied research in the area of human and veterinary biology and medicine, with a particular emphasis on humanitarian aspects (i.e., retroviral pathogenesis, such as AIDS, oncogenesis and transplantation). Hippocampe's current objectives are to develop vaccines, therapeutic molecules and specific therapies for certain retroviral diseases or diseases with a viral autoimmune content. The first targeted products and applications concern AIDS and multiple sclerosis.

Hippocampe has a limited operating history and its products are in an early stage of development. However, Hippocampe believes it has made a major discovery with a new and precise molecular mimicry between a conserved part of GP41 (an HIV transmembrane protein) in a trimeric form and Interleukine 2 ("IL-2"), the immune system's conductor protein. This discovery may explain that an HIV infection can trigger an immune response that turns against the immune system itself. Hippocampe has further found that the above mimicry exists in three species affected by AIDS (i.e. human, monkey and feline). This research indicates potential for a major link that may have a significant impact in developing animal and human AIDS vaccines and therapeutic molecules in the field of HIV and FIV infection.

A portion of the research of Dr. Serres was recently published by the French Academy of Sciences in a paper entitled "Molecular mimicry between the trimeric ectodomain of the transmembrane protein of immunosuppressive lentiviruses (HIV-SIV-FIV) and interleukin 2." This paper was communicated by Dr. Luc Montagnier, an internationally recognized expert in the AIDS research field. The findings of Dr. Serres were presented at the Foundation Marcel Merieux International Symposium on Autoimmunity Induced by Infection or Immunization.

The basic operational strategy of Hippocampe has been to focus its research program into modules, each with its own scientific interest, based on novel ideas developed by Hippocampe. These modules are outsourced to specialized and complementary, public and private laboratories. Hippocampe organizes the schedule and progress of the individual research teams to facilitate the overall development of its research goals. The research teams are authorized to publish their results in due time and in agreement with Hippocampe. However, Hippocampe retains all intellectual property rights in the research results and applies for patent protection of combined research results whenever such protection is justified.

Hippocampe's policy has been to protect its technology by obtaining base patents followed by application patents. To date, Hippocampe has registered two patents in France, each of which has subsequently been registered pursuant to the Patent Cooperation Treaty (PCT).

Acquired immunodeficiency syndrome (AIDS) is a potentially fatal epidemic disease caused by an infection by the human immunodeficiency virus (HIV). According to the UNAIDS Report on the Global HIV/AIDS Epidemic published in June 2000, the estimated number of persons living with HIV/AIDS at the end of 1999 was approximately 34 million. This number is expected to increase significantly in the coming years. The majority of HIV/AIDS cases are in third world countries.


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Accordingly, Hippocampe believes that there is a significant existing and future market for animal and human AIDS therapeutic and preventative vaccines and for therapeutic agents to treat AIDS. However, Hippocampe faces significant competition for both its therapeutics molecules and its preventative vaccines. The biopharmaceutical and biotechnology industries, especially as they relate to the treatment and prevention of AIDS, are competitive and rapidly evolving industries. If Hippocampe is successful in developing and approving its therapeutic molecules, it will compete with existing developed and approved therapies. The U.S. Department of Health and Human Services Food and Drug Administration (FDA) has already approved a number of antiviral drugs to treat HIV and AIDS, many of which have been developed by multinational companies. The field of preventative vaccines is less highly developed.

Risk Factors
------------

The Transaction, the business of Hippocampe and any investment in the shares of common stock of ICHOR are subject to a number of risk factors. After completion of the Transaction, risk factors applicable to the business of Hippocampe shall be equally applicable to ICHOR. Such risk factors include but are not limited to the following:

The Transaction may not close.

The Transaction is subject to certain conditions customary for transactions of this nature, including but not limited to ICHOR receiving shareholder approval to increase its authorized share capital to a level necessary to complete the Transaction. There can be no assurance that these conditions, including ICHOR receiving such shareholder approval, will be satisfied or that the Transaction will be completed without significant delays or at all. If ICHOR and the shareholders of Hippocampe do not complete the Transaction for any reason, ICHOR may subject itself to a number of material risks, including but not limited to the following:
(i) the price of the shares of common stock of ICHOR may decline to the extent that the current market price of shares of common stock of ICHOR reflects a market assumption that each party will complete the Transaction; and (ii) ICHOR must pay costs related to the Transaction even if the Transaction is not completed. In addition, there can be no assurance that, if the Transaction is completed, the operations of ICHOR and Hippocampe will be successfully integrated.

The costs of the Transaction are substantial.

The costs to complete the Transaction are substantial and include, among other things, fees for investment bankers, attorneys and accountants.

As a result of the Transaction, current holders of shares of common stock of ICHOR will experience immediate and substantial dilution.

The issuance of securities of ICHOR and securities convertible into securities of ICHOR in connection with the Transaction will reduce existing shareholders' percentage ownership and voting


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power in ICHOR.  The issuance of securities, by reducing the percentage of equity of ICHOR owned by present shareholders, will reduce such present shareholders' ability to influence the election of directors or any other action taken by the holders of shares of common stock of ICHOR and may reduce per share dividends, if any.

In addition, holders of shares of common stock of ICHOR will experience an immediate and substantial dilution in net tangible book value per share and other per share financial information as a result of the Transaction.

Hippocampe has a limited operating history and is expected to continue to generate losses.

To date, Hippocampe has engaged primarily in research, development and limited clinical testing and had an accumulated deficit and sustained net losses in 1997, 1998, 1999 and in the nine months ended September 30, 2000. There can be no assurance that Hippocampe will generate profits in the foreseeable future, if at all.

Hippocampe's products are in an early stage of development.

All of Hippocampe's products are at an early stage of development. The successful commercialization of its products will require significant further research, development, testing and regulatory approvals and additional investment. If Hippocampe cannot advance its products beyond the early stages of product development or demonstrate clinical efficacy, it may never commercialize a product. There can be no assurance that any of Hippocampe's products in the research or pre-clinical development stage will yield results that would permit or justify clinical testing or that products that advance to clinical testing will receive regulatory approval or be commercialized. In addition, the process of obtaining regulatory approval is costly, time consuming, uncertain and subject to unanticipated delays. If Hippocampe is unable to commercialize the current research, or if it is unable to commercialize the current research without significant delay, it does not have other products from which to derive revenue.

Hippocampe's products may not achieve market acceptance.

There can be no assurance that any products Hippocampe successfully develops, if approved for marketing, will achieve market acceptance.

Technological change and competition may render Hippocampe's potential products obsolete.

The biopharmaceutical and biotechnology industries continue to undergo rapid change and competition is intense and is expected to increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any being developed by Hippocampe or that would render Hippocampe's technology and products obsolete and noncompetitive. Many of Hippocampe's competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than Hippocampe.


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Political or social factors may delay or impair Hippocampe's ability to market its products.

Products developed for use in addressing the HIV/AIDS epidemic have been and will continue to be subject to competing and changing political and social pressures. The political and social response to the HIV/AIDS epidemic has been highly charged and unpredictable. These pressures can transcend national barriers. They may delay or cause resistance to bringing Hippocampe's products to market or limit the pricing of such products.

Hippocampe may be dependent on third parties for manufacturing, marketing and sales.

As Hippocampe has no manufacturing facilities, it may be entirely dependent on third parties to produce its products. In addition, as Hippocampe has no marketing or sales capabilities, it may be entirely dependent on third parties to market and sell its products. There can be no assurance that Hippocampe will be able to locate third parties to manufacture, market and sell its products, to enter into agreements on satisfactory terms or to have its products manufactured, marketed and sold at a sufficiently low cost and in a sufficiently timely manner.

Hippocampe will need additional funds in the future to continue its operations.

Hippocampe will require substantial future capital in order to continue to conduct the time consuming research and development, clinical studies and regulatory activities necessary to bring its potential products to market and to establish production, marketing and sales capabilities. There can be no assurance that the cash reserves of Hippocampe or the combined cash reserves of Hippocampe and ICHOR together with any funding subsequently received will satisfy capital requirements. In addition, there can be no assurance that additional funding will be received or on reasonable terms. Additional funding may significantly dilute shareholders of ICHOR or may limit Hippocampe's rights to its currently developing technology. If adequate funds cannot be obtained, Hippocampe may need to curtail significantly its product development programs and/or relinquish rights to its technologies or product candidates.

Hippocampe may become subject to product liability claims.

Hippocampe faces an inherent risk of exposure to product liability suits in connection with vaccines being tested in human clinical trials and products that may be sold commercially. Hippocampe may become subject to a product liability suit if its products cause injury or if vaccinated individuals subsequently become infected with HIV. Regardless of merit or eventual outcome, product liability claims may result in decreased demand for a vaccine, injury to the reputation of Hippocampe, withdrawal of clinical trial volunteers and loss of revenues.


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Hippocampe may face difficulties in the conduct of its proprietary research programs.

Hippocampe conducts a significant portion of its research and development activities through proprietary research programs. Any conflict with its collaborators could reduce its ability to obtain future collaboration agreements and could negatively influence its relationship with existing collaborators. Further, disagreements with Hippocampe's collaborators could develop over rights to Hippocampe's intellectual property. Certain collaborators could also become competitors in the future.

Hippocampe faces uncertainties related to patents and proprietary technology.

Hippocampe's success will depend in part on its ability to: (i) obtain patent protection for its products; (ii) preserve trade secrets; (iii) prevent third parties from infringing on its patents; and (iv) refrain from infringing on the patents of other parties, both domestically and internationally. Hippocampe's present patent positions are highly uncertain and any future patents it receives for potential products may be subject to the same uncertainty. In addition, there can be no assurance that certain claims in the patent application process will not fail or that they receive such limited approval that the value of any patents could diminish.

Any patents that Hippocampe procures may require cooperation with other parties holding related patents. Hippocampe may have difficulty forming a successful relationship with such other parties.

There can be no assurance that Hippocampe's patents or future patents will be enforceable and afford adequate protection against competitors. In addition, there can be no assurance that third parties will not claim that Hippocampe's technology, current or future products or manufacturing processes infringe their proprietary rights. Hippocampe may have to undertake costly litigation to enforce any patents issued or licensed to it or to determine the scope and validity of another party's proprietary rights. There can be no assurance that a court of competent jurisdiction would validate Hippocampe's issued or licensed patents. An adverse outcome in litigation or an interference or other proceeding in a court or patent office could subject Hippocampe to significant liabilities to other parties, require Hippocampe to license disputed rights from other parties or require Hippocampe to cease using such technology.

Hippocampe is dependent on certain key employees.

Hippocampe is highly dependent on its senior scientific staff, particularly Dr. Pierre-Francois Serres. Dr. Serres has played a critical role in the development of Hippocampe and Hippocampe's research and development activities. The loss of his services may prevent Hippocampe from achieving its scientific objectives.


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The price of shares of common stock of ICHOR may fluctuate significantly.

In connection with the Transaction, the shares of common stock of ICHOR may experience significant volatility. Stock markets, in general, have experienced significant volatility with respect to biopharmaceutical and biotechnology based stocks. The volatility of biopharmaceutical and biotechnology based stocks often does not relate to the operating performance of the companies represented by the stock. Factors such as announcements of the introduction of new products or services by Hippocampe or its competitors, market conditions in the biopharmaceutical and biotechnology sectors, rumors relating to Hippocampe or its competitors and litigation or public concern as to safety of Hippocampe's potential products may have a significant impact on the market price of the shares of common stock of ICHOR.

Forward Looking Statements
--------------------------

Certain statements included herein are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and can be identified by words such as "estimates", "projects", "expects", "intends", "believes", "plans", or their negatives or other comparable words. Forward-looking statements are not guarantees and may involve risks and uncertainties. Actual results could differ materially from those expressed or implied in the forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements due to risks facing operations or due to actual facts differing from the assumptions underlying certain predictions.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial statements of businesses acquired.

      To be filed by amendment.

(b)   Pro forma financial information.

      To be filed by amendment.

(c)   Exhibits.

      Exhibit No.            Description
      -----------            -----------

         10.1 Share Exchange Agreement dated for reference December 13, 2000 between ICHOR Corporation and certain shareholders of Hippocampe S.A.


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         10.2                Share Exchange Agreement dated for reference
                             December 13, 2000 between ICHOR Corporation and certain shareholders of Hippocampe S.A.

         99.1                Press release dated December 14, 2000 of
                             ICHOR Corporation.


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                  ICHOR CORPORATION

                                                  By:  /s/ Jin-Soo Choi
                                                  ---------------------
                                                  Jin-Soo Choi
                                                  President


Date:  December 27, 2000


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                             ICHOR CORPORATION
                                  FORM 8-K

                               EXHIBIT INDEX


Exhibit Number         Description
--------------         -----------

    10.1 Share Exchange Agreement dated for reference December 13, 2000 between ICHOR Corporation and certain shareholders of Hippocampe S.A.

    10.2 Share Exchange Agreement dated for reference December 13, 2000 between ICHOR Corporation and certain shareholders of Hippocampe S.A.

    99.1               Press release dated December 14, 2000 of ICHOR
                       Corporation.